              Exhibit 99.1

Ooma Reports Second Quarter Fiscal Year 2019 Financial Results

Sunnyvale, Calif., August 28, 2018 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for businesses and consumers, today released financial results for the second quarter fiscal 2019 ended July 31, 2018.

Second Quarter Fiscal 2019 Financial Highlights

•

Revenue: Total revenue was $31.7 million, up 12% year-over-year. Subscription and services revenue increased to $28.4 million and was 90% of total revenue, driven by 19% year-over-year growth in our business and residential subscription and services revenue.

•

Net Loss: GAAP net loss was $3.9 million, or $0.20 per basic and diluted share, compared to GAAP net loss of $3.6 million, or $0.20 per basic and diluted share, in the second quarter fiscal 2018. Non-GAAP net loss was $0.9 million, or $0.05 per basic and diluted share, compared to non-GAAP net loss of $0.4 million, or $0.02 per basic and diluted share, in the prior year period.

•	Adjusted EBITDA: Adjusted EBITDA was ($0.6) million compared to ($0.1) million in the prior year period.

For more information about non-GAAP net loss and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“We achieved solid financial results while investing for growth” said Eric Stang, chief executive officer of Ooma. “Our focus remains on our three key FY19 strategic initiatives, which are to continue the fast growth of Ooma Office for small businesses, capitalize on our Voxter acquisition to serve larger businesses with custom UCaaS solutions, and extend the Ooma platform to include home security and video monitoring services for residential users. We believe we are executing well on these initiatives and will drive long term shareholder value.”

Business Outlook

For the third quarter fiscal 2019, Ooma expects to report:

•	Total revenue in the range of $31.5 million to $32.0 million.
•	GAAP net loss in the range of $4.0 million to $4.6 million and GAAP net loss per share in the range of $0.20 to $0.23.
•	Non-GAAP net loss in the range of $0.8 million to $1.3 million and non-GAAP net loss per share in the range of $0.04 to $0.07.

For the full fiscal year 2019, Ooma expects to report:

•	Total revenue in the range of $125.5 million to $127.5 million.
•	GAAP net loss in the range of $15.4 million to $16.9 million, and GAAP net loss per share in the range of $0.77 to $0.85.
•	Non-GAAP net loss in the range of $3.5 million to $4.5 million, and non-GAAP net loss per share in the range of $0.18 to $0.23.

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted net loss per share to non-GAAP basic and diluted net loss per share guidance for the third fiscal quarter and the fiscal year ending January 31, 2019 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	October 31, 2018	January 31, 2019
	(unaudited)
GAAP net loss	($4.0)-($4.6)	($15.4)-($16.9)
Stock-based compensation and related taxes	2.8-2.9	10.8-11.2
Acquisition-related costs, amortization of intangible assets and income tax benefit	0.2	1.1-1.2
Change in fair value of acquisition-related contingent consideration	0.2	—
Non-GAAP net loss	($0.8)-($1.3)	($3.5)-($4.5)

GAAP basic and diluted net loss per share	($0.20)-($0.23)	($0.77)-($0.85)
Stock-based compensation and related taxes	0.14	0.54-0.56
Acquisition-related costs, amortization of intangible assets and income tax benefit	0.01	0.05-0.06
Change in fair value of acquisition-related contingent consideration	0.01	—
Non-GAAP basic and diluted net loss per share	($0.04)-($0.07)	($0.18)-($0.23)

Weighted-average number of shares used in per share amounts:
Basic and diluted	20.0	19.9

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, August 28, 2018. The news release with the financial results will be accessible from the company's website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 233-4456, using conference ID “Ooma Second Quarter.” International parties can access the call by dialing +1 (647) 689-4135, using conference ID “Ooma Second Quarter.”

The webcast will be accessible on Ooma's investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Tuesday, September 4, 2018. To access the replay, parties in the United States and Canada should call +1 (800) 585-8367 and use conference ID 9357627. International parties should call +1 (416) 621-4642 and enter conference ID 9357627.

Conference Schedule

We are pleased to participate in the following conferences in coming days.  Please check with conference hosts for further details.

Three Part Advisors IDEAS Conference August 30, Chicago, Illinois

ROTH Internet of Things Corporate Access Day September 5, San Francisco, California

2018 Gateway Conference Presented by Liolios September 6, San Francisco, California

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other expense or income, income tax benefit, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense and related taxes, change in fair value of acquisition-related contingent consideration, acquisition related transaction costs, amortization of acquired intangibles and non-cash acquisition-related income tax benefit.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose.  Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together.  Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. This press release also includes forward-looking statements regarding the company’s execution of its initiative to continue the fast growth of Ooma Office, and its execution of this and other initiatives driving long-term shareholder value. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others:  our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service.  You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our annual filing on Form 10-Q for the period ended April 30, 2018, filed with the SEC on June 8, 2018. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses and consumers, delivered from its smart cloud-based SaaS platform. For businesses of all sizes, Ooma provides advanced voice and collaboration features that are flexible and scalable. For consumers, Ooma provides PureVoice HD voice quality, advanced functionality and integration with their mobile devices. Ooma’s groundbreaking home security solution delivers a full range of wireless security sensors and a smart video camera that put consumers in charge of protecting their homes. Learn more at www.ooma.com.

Ooma, PureVoice HD and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated. The detailed terms and conditions of Ooma's products, services, and support are fully set forth in the Terms and Conditions, available online under the "legal" tab on the bottom navigation bar of the Ooma Web site.

CONTACT:

Investors

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

Media

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

mike.langberg@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	July 31,	January 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$16,944	$4,483
Short-term investments	31,687	47,307
Accounts receivable, net	3,103	2,858
Inventories	7,601	6,079
Other current assets	3,593	4,397
Total current assets	62,928	65,124
Property and equipment, net	4,858	4,732
Intangible assets, net	3,033	1,292
Goodwill	3,803	1,947
Other assets	2,028	336
Total assets	$76,650	$73,431

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,189	$5,453
Accrued expenses	15,216	14,777
Deferred revenue	15,117	15,556
Total current liabilities	40,522	35,786
Other liabilities	947	577
Total liabilities	41,469	36,363

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	134,040	128,081
Accumulated other comprehensive loss	(49)	(84)
Accumulated deficit	(98,812)	(90,931)
Total stockholders' equity	35,181	37,068
Total liabilities and stockholders' equity	$76,650	$73,431

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2018	2017	2018	2017
Revenue:
Subscription and services	$28,426	$25,206	$55,738	$49,306
Product and other	3,255	2,981	6,165	6,459
Total revenue	31,681	28,187	61,903	55,765

Cost of revenue:
Subscription and services	8,818	7,814	17,592	$15,563
Product and other	4,090	3,792	7,600	7,588
Total cost of revenue	12,908	11,606	25,192	23,151
Gross profit	18,773	16,581	36,711	32,614

Operating expenses:
Sales and marketing	10,499	9,245	19,394	18,399
Research and development	8,443	7,263	16,965	13,884
General and administrative	3,995	3,865	8,447	7,621
Total operating expenses	22,937	20,373	44,806	39,904
Loss from operations	(4,164)	(3,792)	(8,095)	(7,290)
Interest and other income, net	198	169	375	275
Loss before income taxes	(3,966)	(3,623)	(7,720)	(7,015)
Income tax benefit	62	—	131	—
Net loss	$(3,904)	$(3,623)	$(7,589)	$(7,015)

Net loss per share of common stock:
Basic and diluted	$(0.20)	$(0.20)	$(0.39)	$(0.38)
Weighted-average number of shares used in per share amounts:
Basic and diluted	19,673,658	18,360,560	19,499,677	18,246,457

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(3,904)	$(3,623)	$(7,589)	$(7,015)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	2,762	3,120	5,076	6,091
Depreciation and amortization	558	494	1,062	962
Amortization of acquired intangibles	198	81	343	164
Change in fair value of acquisition-related contingent consideration	(128)	—	(128)	—
Deferred income taxes	(62)	—	(131)	—
Amortization and accretion of premiums from investments	(61)	58	(118)	133
Changes in operating assets and liabilities:
Accounts receivable, net	444	184	(430)	456
Inventories	(2,113)	153	(2,424)	(1,001)
Other assets	(121)	216	(685)	559
Accounts payable and other liabilities	1,176	477	4,015	1,046
Deferred revenue	457	107	509	37
Net cash (used in) provided by operating activities	(794)	1,267	(500)	1,432

Cash flows from investing activities:
Purchases of short-term investments	(8,579)	(15,103)	(13,988)	(20,544)
Proceeds from maturities and sales of short-term investments	18,236	15,923	29,762	26,233
Purchases of property and equipment	(450)	(484)	(855)	(1,063)
Acquisition of business, net of cash acquired	—	—	(2,402)	—
Net cash provided by investing activities	9,207	336	12,517	4,626

Cash flows from financing activities:
Shares repurchased for tax withholdings on vesting of restricted stock units	(441)	(203)	(1,200)	(503)
Proceeds from issuance of common stock	478	25	1,644	888
Net cash provided by (used in) financing activities	37	(178)	444	385
Net increase in cash and cash equivalents	8,450	1,425	12,461	6,443
Cash and cash equivalents at beginning of period	8,494	9,008	4,483	3,990
Cash and cash equivalents at end of period	$16,944	$10,433	$16,944	$10,433

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2018	2017	2018	2017
Revenue	$31,681	$28,187	$61,903	$55,765

GAAP gross profit	$18,773	$16,581	$36,711	$32,614
Stock-based compensation and related taxes	249	348	451	670
Amortization of intangible assets	139	40	254	80
Non-GAAP gross profit	$19,161	$16,969	$37,416	$33,364

Gross margin on a GAAP basis	59%	59%	59%	58%
Gross margin on a Non-GAAP basis	60%	60%	60%	60%

GAAP operating loss	$(4,164)	$(3,792)	$(8,095)	$(7,290)
Stock-based compensation and related taxes	2,819	3,146	5,228	6,164
Acquisition-related costs and amortization of intangible assets	270	81	766	164
Change in fair value of acquisition-related contingent consideration	(128)	—	(128)	—
Non-GAAP operating loss	$(1,203)	$(565)	$(2,229)	$(962)

GAAP net loss	$(3,904)	$(3,623)	$(7,589)	$(7,015)
Stock-based compensation and related taxes	2,819	3,146	5,228	6,164
Acquisition-related costs, amortization of intangible assets and income tax benefit	270	81	697	164
Change in fair value of acquisition-related contingent consideration	(128)	—	(128)	—
Non-GAAP net loss	$(943)	$(396)	$(1,792)	$(687)

GAAP basic and diluted net loss per share	$(0.20)	$(0.20)	$(0.39)	$(0.38)
Stock-based compensation and related taxes	0.15	0.17	0.27	0.33
Acquisition-related costs, amortization of intangible assets and income tax benefit	0.01	0.01	0.04	0.01
Change in fair value of acquisition-related contingent consideration	(0.01)	—	(0.01)	—
Non-GAAP basic and diluted net loss per share	$(0.05)	$(0.02)	$(0.09)	$(0.04)

GAAP net loss	$(3,904)	$(3,623)	$(7,589)	$(7,015)
Reconciling items:
Interest and other income, net	(198)	(169)	(375)	(275)
Change in fair value of acquisition-related contingent consideration	(128)	—	(128)	—
Depreciation and amortization	558	494	1,062	962
Acquisition-related costs, amortization of intangible assets and income tax benefit	208	81	635	164
Stock-based compensation and related taxes	2,819	3,146	5,228	6,164
Adjusted EBITDA	$(645)	$(71)	$(1,167)	$—